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                                                                   EXHIBIT 10.19

                                    AGREEMENT



This Agreement made as of this 20th day of June 1997.

Between INNOVA, Gateway North Bldg. 2, 3325 South 116th Street, SEATTLE, WASHINGTON 98168 USA and SAT (Societe Anonyme de Telecommunications), 11 rue Watt, BP 370, 75 626 PARIS CEDEX 13 - FRANCE.

WHEREAS, a cooperation between INNOVA and SAT was initiated in October 1992 in the field of digital high frequency radio link, on the basis of an INNOVA design known as "XP3 series" design.

WHEREAS, to implement this cooperation between the Parties, a master agreement (hereinafter "the Master Agreement") was signed on 23 October 1992, thereafter followed by an OEM Distributor Agreement (hereinafter "the OEM Distributor Agreement") dated 9 June 1993, further amended by four amendments thereto, namely First Amendment dated August 15, 1993, Second Amendment dated April 27, 1994, Third Amendment dated December 7, 1994 and Fourth Amendment dated January 12, 1995 (hereinafter "the Amendments").

WHEREAS, under the OEM Distributor Agreement SAT contributed technology and know how to INNOVA's XP3 Products and granted INNOVA certain rights in respect of the use of such contributions as acknowledged by Second Amendment of April 27, 1994.

WHEREAS, INNOVA started in June 1995 the development of digital high frequency radio links on the basis of a new design known as "XP4 series" design and having made substantial progress in such development, entered into a new phase of cooperation with SAT on the basis of said XP4 series design through a Cooperation Agreement dated October 31, 1996 and decided to discontinue the manufacture of XP3 series products.

WHEREAS, SAT, using distribution and manufacturing rights granted to it under the Master Agreement and the OEM Distributor Agreement as amended by the Amendments, manufactured and/or distributed to its customers substantial quantities of radiolinks incorporating XP3 series technology as adapted by SAT and may in the future, face further requirements for the same from its customers.

WHEREAS, a Memorandum of Understanding on mutual development of Products was signed between the Parties as of November 17, 1995.



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WHEREAS, considering INNOVA's discontinuation of the XP3 series products, INNOVA and SAT deem it appropriate to terminate the agreements which relate to their past cooperation in the field of XP3 series products, provided each Party's rights to use the technology developed for XP3 series survive such termination.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Subject to the surviving of the rights described under Section 2 of this Agreement, the Parties mutually agree to terminate as of the date hereof the Master Agreement, the OEM Distributor Agreement as amended by the Amendments, as well as the Memorandum of Understanding signed as of November 17, 1995.

2. Effective as of the date of this Agreement, each Party hereby irrevocably grants to the other Party for all purposes in relation with the manufacture, sale, lease and maintenance of any digital high frequency radio links by such other Party, an irrevocable, perpetual, fully paid up, royalty-free, unconditional, non-exclusive, world-wide license to use all know how, technical data and information (including software) pertaining to the XP3 series technology contributed by it and already made available to such other Party under the Master Agreement and/or the OEM Distributor Agreement.

       Such license includes the right to make any modifications, improvements and enhancements to such technology.

       Such license includes the right to have made products and/or to grant sublicenses except that as to any portion of such technology which was patented by the contributing Party, or for which patent applications have been made by such Party, the other Party shall not be entitled to grant sublicenses of such portion of the contributing Party's technology in those countries where it is patented or patents are pending other than to its then current affiliated companies (any company whose capital is controlled by the licensed Party or which controls the licensed Party, control meaning direct or indirect ownership of more than fifty per cent (50%) of the voting capital stock and equity capital or the voting control thereof), for so long as they remain affiliated.

       However software may be sublicensed in all cases when required for the marketing of products.

       Such license also includes unconditional access to all XP3 series key components manufacturers or suppliers and any contractual rights with such manufacturers or suppliers pertaining to XP3 series key components.



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       Such license conveys no rights to SAT in respect of the antennas developed by INNOVA for the XP3 series products.

3. Neither party is committed under this Agreement to make available to the other Party any know how, technical data and information pertaining to the XP3 series products in addition to the know how technical data and information already obtained by such other Party as of the date hereof.

IN WITNESS WHEREOF THIS AGREEMENT has been executed in duplicate.

For and on behalf                     For and on behalf of SAT
of INNOVA                             (Societe Anonyme
                                      de Telecommunications)


By     /s/ Jean-Francois Grenon       By   /s/ Marc Mathieu
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       (signature)                         (signature)

       Jean-Francois Grenon                Marc Mathieu
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       (name)                              (name)

       President and CEO                   Executive V.P.
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       (title)                             (title)




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